EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this 1 day of September, 1998, by and between ALISHA ROTH of 7760 N.W. 10th Street, Plantation, FL. 33322 (hereinafter "Employee"), and ATR INDUSTRIES [a Nevada Corporation] having it's principal offices at 4614 N. University Dr, Ft. Lauderdale (hereinafter "Employer")

                               W I T N E S S E T H

         This   Agreement  is  made  and  entered   into  under  the   following
circumstances:

      (1) Whereas, Employer is engaged in the business of providing residential cleaning services; and

      (2) Whereas, Employer desires, on the terms and conditions stated herein, to employ the Employee as a General Manager; and

      (3) Whereas, the Employee desires, on the terms and conditions stated herein, to be employed by the Employer.

         NOW THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, which is hereby acknowledged by the parties hereto, it is agreed as follows:

         1.       Employment and Term.

                  a) Subject  to earlier  termination  as  provided  for in this
Section 1 and in Section 2 hereof, the Employer hereby employs Employee, and Employee hereby accepts employment with the employer, as Manager for a period of three (3) years (hereinafter the "Term of Employment"), commencing the 1 day September, 1998 (hereinafter the "Effective Date") through the 31 day of August, 2001. The Term of Employment shall be renewed upon the mutual agreement of
Employee and Employer. This agreement and Employee's employment may be terminated at the Employer's discretion during the Term of Employment, provided that Employer shall pay to Employee an amount of Employee's base salary for the remaining period of the Term of Employment.

                  b) This Agreement may be terminated by Employee at Employee's discretion by providing at least thirty (30) days prior written notice to Employer. In the event of termination by Employee pursuant to this subsection, Employer may immediately relieve Employee of all duties and immediately terminate this Agreement, provided that Employer shall pay Employee at the then applicable base salary rate to the termination date included in Employee's original termination notice.



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         2.       Employment Termination.

                  Subject to earlier termination as provided for in this Section, the Employer hereby employs Employee, and Employee hereby accepts employment with the employer pursuant to the terms of this agreement, which empowers Employer to terminate employee at any time with cause.

         Cause shall be defined as:

                           i)       failure of Employee to perform the duties in
a manner satisfactory to Employer, in its sole discretion; provided, however, that the Employment shall not be terminated pursuant to this subparagraph (i) unless Employer first gives Employee a written notice ("Notice of Deficiency"). The Notice of Deficiency shall specify the deficiencies in Employee's per-formance of his duties. Employee shall have a period of thirty (30) days, commencing on receipt of the Notice of Deficiency, in which to cure the deficiencies contained in the Notice of Deficiency. In the event Employee does not cure the deficiencies to the satisfaction of Employer, in its sole discretion, within such thirty (30) day period, the Employer shall have the right to immediately terminate the Employee's Employment. The provisions of this subparagraph (i) may be invoked by Employer any number of times and cure of deficiencies contained in any Notice of Deficiency shall not be construed as a waiver of this subparagraph (i) nor prevent the Employer from issuing any subsequent Notices of Deficiency;

     ii) any dishonesty by Employee in dealings with the Employer, the commission of fraud by Employee, or negligence or willful neglect in the performance of the duties of Employee;

     iii) the arrest or conviction (or plea of guilty or nolo contendere) of Employee of any felony or other crime involving dishonesty or moral turpitude;

     iv) any violation of any provision contained in this agreement;

     v) unlawful use of narcotics or other controlled substances, or use of alcohol or other drugs in a manner the Employer reasonably determines to be adverse to the best interest of the Employer;

     vi) Failure of Employee to attend training programs required for competency in his duties (job description) as an Employee;

     vii) if, due to any act or omission of Employee, liability insurance cannot be reasonably obtained or maintained, or if, due to any act or omission of Employee, liability insurance is canceled, terminated or revoked; or,

     For all purposes of this Agreement, termination for "cause" shall be deemed to have occurred in the event of Employee's resignation when, because of existing facts and circumstances, subsequent termination for "cause" can be reasonably forseen. In the event of termination pursuant to this subsection,

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Employee shall be paid only at the then applicable base  salary  rate up  to and
including the date of termination.   Employee  shall not  be paid  any incentive
salary payments or other compensation, prorated or otherwise.

     3. Duties and Responsibilities.

     Employee shall: (a) engage full-time services, on behalf of Employer, at locations directed by Employer, as Employer may designate; (b) perform all managerial duties necessary; (c) perform such other duties as may from time to time be reasonably assigned to the Employee by Employer; (d) cooperate with Employer, to the fullest ethical extent, to promote Employer's business and to continue and expand the products provided by Employer, and to further the best interests of the Employer; and (e) perform all services in a professional manner using the full knowledge and skill of Employee which services shall be performed in accordance with standards and procedures established by Employer.

     Employee shall (i) devote Employee's entire business time, attention and energies exclusively to the Employer; and (ii) faithfully and competently perform the duties hereunder using Employee's full professional skill and knowledge; and (iii) not engage in any other professional or business activity.

     4. Compensation.

     Employee shall be paid compensation during this Agreement as follows:

     a) A base salary of $60,000.00 per year, payable in installments according to the Employer's regular payroll schedule.

     b) An incentive salary equal to zero (0%) percent of the adjusted net profits (hereinafter defined) of the Employer beginning with the Employer's year end 1998 and each fiscal year thereafter during the term of this Agreement. "Adjusted net profit" shall be the net profit of the Employer before federal and state income taxes, determined in accordance with generally accepted accounting practices by the Employer's independent accounting firm and adjusted to exclude:
(i) any incentive salary payments paid pursuant to this Agreement; (ii) any contributions to pension and/or profit sharing plans; (iii) any extraordinary gains or losses (including, but not limited to, gains or losses on disposition of assets); (iv) any refund or deficiency of federal and state income taxes paid in a prior year; and (v) any provision for federal or state income taxes made in prior years which is subsequently determined to be unnecessary. The determination of the adjusted net profits made by the independent accounting firm employed by the Employer shall be final and binding upon the Employee and Employer. The incentive salary payment shall be made within thirty (30) days after the Employer's independent accounting firm has concluded it's audit. If the final audit is not prepared within ninety (90) days after the end of the fiscal year, then Employer shall make preliminary payment equal to fifty percent (50%) of the amount due based upon the adjusted net profits preliminarily determined by the independent accounting firm, subject to payment of the balance, if any, promptly following completion of the audit by the Employer's independent accounting firm.

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         5.       Benefits.

                  a) Vacation/Personal Time. Employer shall be entitled to an aggregate of fourteen (14) working days paid vacation during each full year during the Term of Employment. In addition, personal time will be provided, calculated at a rate of four (4) hours during each full year during the Term of Employment.

                  b) Holidays. Employee shall be entitled to at lease six (6) paid holidays each calendar year. Employer shall notify Employee on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to requirements of Employer. Such holidays must be taken during the calendar year and cannot be carried forward into the next year.

                  c) Sick Leave. Employee shall be entitled to sick leave and emergency leave which shall be liberally granted upon reasonable notice.

                  d) Medical and Group Life Insurance. Employer agrees to include Employee in the group medical and hospital plan of Employer and provide group life insurance for Employee at no charge to Employee in the amount of $250,000.00 during this agreement.

                  e) Pension and Profit Sharing Plans. Employee shall be entitled to participate in any pension or profit sharing plan or other type adopted by the Employer for the benefit of its officers and/or regular employees.

                  f) Expense Reimbursement. Employee shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment, incurred by Employee in the performance of Employee's duties. Employee shall maintain records and written receipts as required by the Employer and reasonably requested by the board of directors to substantiate such expenses.

         6.       Non-Competition.

                  During the Term of Employment and for a continuous period of two (2) years commencing upon termination of employment, Employee shall not, individually or jointly with others, own or hold any ownership or voting interest in any person or entity engaged in a business the same as or similar to any business of the employer or which competes in any manner whatsoever with the business of Employer, and which is located or intended to be located in the State of Florida; and Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, not lend any assistance (financial, managerial, professional or otherwise) or cooperation to, nor perform any services for, any such person or entity; and during the Term of Employment Employee shall be prohibited from the foregoing activities and relationships with any person or entity which competes with Employer, regardless of the geographic location of such person or entity.

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         7.  Non-Disclosure;  Non-Solicitation.  Except  in the  performance  of servicing customers of Employer, at no time during the Term of Employment or at anytime thereafter shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use or authorize anyone else to publish, disclose or use, any secret or confidential material or information regarding the business methods, business policies, procedures, techniques or trade secrets, or other knowledge or processes of or developed by Employer (and/or any other Employee or agent of Employer), any affiliate of the employer, any entity in which the Employer has an interest, including, without limitation, any secret or confidential information relating to the business, customers, financial position, trade or industrial practices, trade secrets, technology or know-how of the Employer.

         Furthermore, for a period of two (2) years commencing upon termination of Employee's employment, Employee shall not solicit or contact, or cause any other person or entity to solicit or contact, any current customer of Employer at the time of termination.

         8. Reasonableness of Restrictions: Reformation: Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 6 and 7 hereof (hereinafter "Restrictive Covenants") are reasonably necessary to protect the Employer's legitimate business interests and properly required for the adequate protection of such business interests of Employer. Employee acknowledges that the Employer will provide to Employee confidential information concerning the Employer's business methods and operating practices in reliance on the covenants contained in the Restricted Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants. It is agreed by the parties hereto that if any portion of the restrictions contained in the Restrictive Covenants are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographic area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employer's business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee's breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issued upon the merits shall become final and not subject to further appeal.

         9. No Remedy At Law. Employee agrees that the remedy at law for any breach by Employee of the covenants contained in Sections 6 and 7 will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer, in addition to any and all other remedies, shall have the right to enjoin Employee from any

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threatened  or actual  activities  in violation  thereof;  and  Employee  hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages.

         10. Representations of Employee. Employee hereby makes the following representations to Employer, each of which is material and is being relied on by Employer and shall be true as of the date hereof and throughout the Term of
Employment:

                  a) Employment Qualifications. Employee shall (i) use Employee's best efforts to maintain qualifications as a general manager, (ii) is experienced in administrative procedure, (iii) agrees to participate and shall participate in a continuing education and/or training programs, (iv) use Employee's best efforts as a general manager.

                  b) Factual Information. Any and all factual information furnished by Employee to Employer is true and accurate in every material respect as of the date on which such information was furnished.

                  c) Professional Conduct. Employee has and will continue to conduct all activities in accordance and compliance with any and all laws, regulations and ethical standards.

                  d) Authority. Employee has full power and authority to enter into this Agreement and perform all obligations hereunder. The execution and performance of this Agreement by Employee will not constitute a breach or violation of any covenant, agreement or contract to which Employee is a party or by which Employee is bound.

         11.      Books, Office Equipment, Etc.

                           a) Employee's Ownership.  All books, office equipment
and other property furnished by Employee shall remain Employee's property.

                           b) Employer's Ownership. All instruments,  equipment,
furniture, furnishings, supplies, products, samples, forms, charts, logs, brochures, client records, procedures, contracts and any other property, materials or information furnished by Employer are and shall remain the sole property of Employer. Upon termination of this Agreement, Employee shall return all such property to Employer.

         12. Assignability. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Employer may, at Employer's optio and without consent of Employee, assign its rights and duties hereunder to any successor entity or transferee of Employer's assets.

         13. Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by registered or certified United States mail, addressed to the parties at their addresses hereinabove set

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forth. Any party may give notice to the other parties at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

         14. Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         15. Effect of Termination. The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Employee specified in the Restrictive Covenants, nor shall the same extinguish the right of either party to bring an action, either in law or in equity, for breach of this Agreement by the other party.

         16. Waiver. The failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future, nor shall any specific waiver of a term, provision or condition at one time be deemed a waiver of such term, provision or condition for any future time or times.

         17. Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representative, legal representative and proper successors and assigns, as the case may be.

         18. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of comity or conflicts of laws thereof.

         19. Captions. The captions of this Agreement have been assigned thereto for convenience only, and shall not be construed to the limit, define or modify the substantive terms hereof.

         20. Entire Agreement; Counterparts. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations. This Agreement may be executed in several counterparts that together shall constitute but one and the same Agreement.

         21. Costs of Enforcement. In the event it is necessary for any party to retain the services of an attorney or to initiate legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to all other remedies, all costs of such enforcement, including reasonable attorneys' fees and including trial and appellate proceedings.

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         22. Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first above written.

Signed in the presence of:                   Employee:

     /S/Ed Roth                               /S/ Alisha Roth
----------------------------                 -----------------------------
As to Employer                               ALISHA ROTH

     /S/Ed roth
----------------------------
As to Employee



Signed in the presence of:                   Employer:
                                             ATR INDUSTRIES
ATTEST


______/s/Ed Roth____________                 By:____/s/______________________
Secretary                                       __Director_____________________
                                             For ATR INDUSTRIES

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